Exhibit 10.16

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Amendment No. 1 to the

Reseller Agreement

This Amendment No. 1 to the Reseller Agreement (the “Amendment”), is executed on the date when signed by the last Party hereto, is effective as of February 1, 2010 (the “Amendment Effective Date”), and is entered into by and between Ditech Networks, Inc., having an office at 825 E. Middlefield Road, Mountain View, California 94043 (“Ditech”) and Simulscribe LLC, with offices at 885 Second Avenue, New York, NY 10017 (“Simulscribe”), each of which may be referred to in the singular as “Party” or in the plural as “Parties.”

RECITALS

A.            Ditech and Simulscribe entered into a Reseller Agreement dated September 10, 2009 (the “Agreement”).

B.            Ditech and Simulscribe desire to amend the Agreement to, among other things, appoint Ditech as the exclusive reseller of the Services to Retail Customers of Simulscribe, permit Ditech to provide the Services provided by Simulscribe directly to its customers, and to amend the amount of liquidated damages to be paid by Simulscribe for a loss of the ability to provide the Services to customers as a result of events that have occurred between the Effective Date and the Amendment Effective Date and the changes in the contractual relationship between the parties as set forth herein, each as further described in this Amendment.

C.            Contemporaneously with entering into this Amendment and as part of the overall transactions contemplated by the Parties, and in consideration for the Parties entering into this Amendment, the Parties are entering into an Exclusive Patent and Technology License Agreement under which Simulscribe grants to Ditech exclusive rights to certain of Simulscribe’s patents and technology, including Simulscribe’s software to enable Ditech to provide the services described in this Agreement (the “Technology License Agreement”).

Now, therefore, in consideration of the premises and the covenants hereinafter contained as well as the entering into of the Technology License Agreement, the Parties hereto agree as follows:

AGREEMENT

1.             Definitions.  Capitalized terms used herein but not defined shall have the meanings given to such terms in the Agreement.  Section 1 (“Definitions”) of the Agreement is hereby amended to add the following definitions:

1.1           “Assigned Retail Payments” has the meaning given it in Section 2.3 (“Retail Customers”).

1.2           “Customers” means Wholesale Customers and Retail Customers.

1.3           “Ditech Services” has the meaning given in the Technology License Agreement.

1.4           “Replacement Service” has the meaning given in Section 8.1(a) (“Duration of Agreement”).

1.5           “Retained Customers” means all Wholesale Customers of Simulscribe existing as of the Effective Date that were not assigned to Ditech and all Retail Customers of Simulscribe existing as of the Amendment Effective Date.

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1.6           “Retained Services” means the Services provided directly by Simulscribe to those Retained Customers where the provision of the Subcontract Services by Ditech to such Retained Customers is not permitted under Simulscribe’s agreement with such Retained Customer or is not permitted without the consent of any other party to such Assigned Customer Contract and such consent shall not have been received or if the provision of the Subcontract Services by Ditech to such Retained Customers otherwise would constitute a breach of, or cause a loss of contractual benefits under, Simulscribe’s agreement with such Retained Customer.

1.7           “Simulscribe Patents” has the meaning given in the Technology License Agreement.

1.8           “Simulscribe Technology” has the meaning given in the Technology License Agreement.

1.9           “Subcontract Services” has the meaning given in Section 2.2 (“Services”).

2.             Retail Customers.  Section 1(c) (“Retail Customers”) of the Agreement is hereby deleted in its entirety and replaced with the following:

c.             “Retail Customers” shall mean any and all customers who purchase or receive any of the Services, Subcontract Services or Retained Services for its own personal consumption or use, but not a Bundled Wholesale Customer.

3.             Customers.  The references to “Wholesale Customers” in Section 3.1(b) (“Services Exclusivity”), 3.2(e) (“Acceleration”), and 6.1(c), are hereby replaced with references to “Customers.”

4.             Retained Services.  The references to “Services” in Section 3.1(e) (“Taxes), 6.1(a) (“Warranty”), and 7 (“Audit”) of the Agreement are hereby replaced with references to “Services and Retained Services.”  The references to “Services” in Section 10.1 (“Indemnification by Simulscribe”) of the Agreement are hereby replaced with references to “Services and/or Retained Services.”

5.             Subcontract Services.  The references to “Services” in Section 1(h) (“Wholesale Customer”) and Section 5 (“Trademarks”) of the Agreement are hereby replaced with references to “Services and/or Subcontract Services.”  The reference to “Services” in Section 3.1(b) (“Services Exclusivity”) of the Agreement is hereby replaced with the reference to “Services and Subcontract Services.”  The reference to “Services” in Section 3.2(e) (“Acceleration”) of the Agreement are hereby replaced with the reference to “Services or Subcontract Services, as applicable.”  The references to “Services” in Section 8.2 (“Loss of Exclusivity”) in the paragraph after Section 8.2(b) and Section 12.2(a) and (b) (“Effect”) of the Agreement are hereby replaced with references to “Services and the exclusive right to provide the Subcontract Services.” The references to “Services” in Section 10.2 (“Indemnification by Ditech”) of the Agreement, other than the last sentence thereof, are hereby replaced with references to “Subcontract Services.”

6.             Exclusivity.  Section 2.1 (“Exclusivity”) of the Agreement is hereby deleted in its entirety and replaced with the following:

2.1          Exclusivity.

Simulscribe hereby appoints Ditech as its exclusive seller of the Services (except for the Retained Services) for Customers in the Territory and as the exclusive provider (even as to Simulscribe, except for the Retained Services) of services using the Simulscribe Technology, including the Subcontract Services and the Ditech Services to the Retained Customers, and Ditech hereby accepts such appointment.  Simulscribe may not appoint any distributors, independent sales representatives, sellers or resellers of the Services in the Territory for any Customers without the consent of Ditech.  Simulscribe will not provide or make available any of the Services to any Customers, except for the Retained Services, and will not authorize any other party to provide any Services or Retained Services or any services which compete with the Services or Retained

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Services to any Customer.  Simulscribe shall promptly forward any Customers’, and after the Assignment Date any Assigned Customers’, orders or inquiries it may receive to Ditech and shall inform its Customers, and after the Assignment Date any Assigned Customers, that the Services shall be ordered directly from Ditech.  Ditech may sell the Services, the Subcontract Services and the Ditech Services under the applicable Marks, and at the option of Ditech, together with the name “Ditech” and, upon the mutual agreement of the parties, any other tradename.

7.             Services.  Section 2.2 (“Services”) and Schedule B of the Agreement are hereby deleted in their entirety and Section 2.2 (“Services”) is replaced with the following:

2.2          Services.

As of the Amendment Effective Date, Ditech shall take over and perform those voice-to-text services Simulscribe performed for Ditech and directly for the Retained Customers prior to the Amendment Effective Date (the “Subcontract Services”).  Ditech will have no obligation to provide any Subcontract Services to those Retained Customers for which Simulscribe has the right to perform the Retained Services.  Simulscribe will cooperate with Ditech in Ditech’s performance of the Subcontract Services and will continue to provide Ditech with access to Simulscribe’s systems and facilities, to the extent available, as necessary for Ditech to perform the Subcontract Services. Ditech will have no liability or responsibility for a failure to provide any Subcontract Services where such failure results from Simulscribe not providing Ditech with sufficient information or access to enable Ditech to provide the Subcontract Services.

Notwithstanding Ditech’s obligations under this Section 2.2, Ditech does not assume any obligations or liabilities or agree to provide or perform, and will not be deemed by virtue of the execution and delivery of this Amendment or the performance of the Subcontract Services to assume any liabilities and obligations of Simulscribe (a) under the Assigned Customer Contracts or the Non-Assigned Customer Contracts except as may be provided under Section 4 (“Assigned Customers”), (b) relating to the Retained Services, (c) to provide any finance functions, and (d) to coordinate any research and development for future product offerings, directly or indirectly with third parties.

8.             Retail Customers.  The following is added as a new Section 2.3 (“Retail Customers”) of the Agreement:

2.3          Retail Customers.

To the extent Simulscribe receives any amounts after the Amendment Effective Date during the term of the Agreement directly from a Retail Customer, including under any agreement between Simulscribe and the Retail Customer, or from any customer in connection with any Retained Services, Ditech shall have the right to receive all such amounts and Simulscribe shall transfer and assign to Ditech all such amounts (collectively, the “Assigned Retail Payments”).  The transfer and assignment to Ditech of all Assigned Retail Payments shall not transfer or assign to Ditech any agreements between Simulscribe and the applicable customer or any obligations or liabilities relating to such customers and shall not relieve Simulscribe of any liability or obligations relating to such customer.  Simulscribe will be responsible for all such liability and obligations, and Ditech will have no liabilities for and will not assume any such liability or obligations except to the extent such obligations or liabilities accrued under a written agreement directly between Ditech and the applicable customer.  In the event Ditech is required to pay to any such customer after the Effective Date any valid lien, debt, or expense incurred by Simulscribe prior to or after the Amendment Effective Date, Ditech shall have the right to offset any such lien, debt, or expense actually paid by Ditech, which is the valid and legal obligation of Simulscribe, against any payment owed to Simulscribe by Ditech and will have the right to recover any such lien, debt, or expense actually paid by Ditech from Simulscribe.

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9.             Services Fee.  Section 3.1(c) (“Services Fee”) of the Agreement shall be deleted in its entirety.  As of the Amendment Effective Date, Ditech will have no obligation to pay Simulscribe the Services Fee or any other service fee or to reimburse Simulscribe for any out of pocket costs incurred by Simulscribe on or after the Amendment Effective Date.

10.          Prices.  Section 3.1(d) (“Prices”) of the Agreement shall be deleted in its entirety and replaced with the following:

d.             Prices.  Ditech is free to determine its own prices for sale of the Ditech Services, including the Subcontract Services, to its Customers, and nothing expressed or implied herein shall in any way limit Ditech’s ability to set such prices in its sole discretion.  Ditech shall bill all Customers directly and retain all payments made by the Customers.

11.          Incremental Revenue.  Section 3.2(a) (“Incremental Revenue”) of the Agreement shall be deleted in its entirety and replaced with the language below.  Notwithstanding the deletion and replacement of Section 3.2(a) (“Incremental Revenue”), Incremental Revenue will be calculated based on and using the existing definition in the Agreement prior to the Amendment Effective Date and based on and using the definition set forth below as of and after the Amendment Effective Date.

a.             “Incremental Revenue” shall mean the sum of all amounts paid by Customers to Ditech for voice-to-text transcription services, including the Subcontract Services, and for Pokety-Poke services; provided that when any of the foregoing services are bundled with a Ditech product, the amounts considered to be “Incremental Revenue” shall be only the prorated recognized revenue of the foregoing service which the parties agree should be allocated to the voice-to-text transcription services or the Pokety-Poke service prorated based on market prices of the bundled services if sold on a stand alone basis (to the extent that the parties cannot agree on such allocation any such dispute shall be resolved by the Independent Auditor (as defined in Section 3.2(b) hereof) and the cost of the Independent Auditor shall be borne equally by the parties).  For purposes of calculating Incremental Revenue, voice-to-text transcription services shall include all voice-to-text transcription services sold by Ditech, including those voice-to-text transcription services based on the Subcontract Services and voice-to-text competitive products sold by Ditech (including Pokety-Poke), but shall not include non-voice-to-transcription services or products bundled with voice-to-transcription services or products (the allocation of revenue between such services and products of which shall be pro-rated, as set forth above).

12.          Assigned Customers.  The following two paragraphs are hereby added as new paragraphs at the end of Section 4 (“Assigned Customers”) of the Agreement:

As of the Amendment Effective Date, Simulscribe will cease performing Services (except for the Retained Services) directly for the Assigned Customers and Ditech will perform the Subcontract Services for the Assigned Customers.

To the extent that as of the Assignment Date the assignment under the Agreement by Simulscribe to Ditech of any Assigned Customer Contracts is not permitted or is not permitted without the consent of any other party to such Assigned Customer Contract and such consent shall not have been received or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Assigned Customer Contract, or to the extent that Ditech has elected not to have any of the Assigned Customer Contracts assigned to Ditech as a result of (a) Simulscribe not being able to provide Ditech with copies of the Assigned Customer Contract, (b) Simulscribe not having entered into written agreements with the applicable Assigned Customer, or (c) Ditech determining, in its sole discretion, that the amounts payment under the applicable Assigned Customer Contract were not sufficient to warrant the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

assignment to Ditech, then the Agreement shall not be deemed to constitute an assignment of any such Assigned Customer Contract (such contracts, together with all contracts between Simulscribe and Retail Customers as of the Amendment Effective Date, the “Non-Assigned Customer Contracts”), and Ditech shall assume no obligations or liabilities under any such Non-Assigned Customer Contract.  Notwithstanding the foregoing with respect to any such Non-Assigned Customer Contract, at Ditech’s request, Simulscribe shall cooperate with Ditech following the Assignment Date in any reasonable arrangement designed to provide Ditech with the rights and benefits under any such Non-Assigned Customer Contract, including the enforcement for the benefit of Ditech of any and all rights of Simulscribe against any other party arising out of any breach or cancellation of any such Non-Assigned Customer Contract by such other party and, if requested by Ditech, acting as an agent on behalf of Ditech or as Ditech shall otherwise reasonably require, all at Simulscribe’s expense.  In addition, with respect to any such consent that is not obtained prior to the Assignment Date, at Ditech’s request, upon Simulscribe’s cooperation with Ditech following the Assignment Date in any reasonable arrangement designed to provide Ditech with the rights and benefits under any such Assigned Customer Contract, Ditech shall assume the obligations under any such Assigned Customer Contract to the extent such obligations would have otherwise been assumed by Ditech if such Non-Assigned Customer Contract had been assigned to Ditech.

13.          Duration of Agreement.  Section 8.1(c) of the Agreement is deleted in its entirety, and Section 8.1(a) (“Duration of Agreement”) of the Agreement is hereby deleted in its entirety and replaced with the following:

Subject to the termination rights of the parties, this Agreement shall continue in force indefinitely unless terminated or canceled as provided herein; provided, that Ditech may terminate this Agreement in the event that [*].

14.          Loss of Exclusivity.  Section 8.2(a) and (b) (“Loss of Exclusivity”) of the Agreement shall be deleted in its entirety and replaced with the following (provided that the paragraph below section 8.2(b) in the Agreement remains unchanged except as set forth in Section 5 (“Subcontract Services”) of this Amendment):

a.             If at any time after the Amendment Effective Date Simulscribe provides the Services (other than the Retained Services) to any Customer (including any Retained Customer) or collects any revenue directly from a Customer (other than a Retained Customer, but subject to Simulscribe’s obligations under Section 4 (“Assigned Customers”)), Ditech shall be entitled to receive and Simulscribe shall immediately pay to Ditech, as liquidated damages, [*].

b.             If at any time after the Amendment Effective Date Simulscribe appoints any third party as a reseller of the Services to Customers or enables a third party to provide the Services or services that compete with the Services to any Customer or provides a third party with a license to any of the Simulscribe Technology, Ditech shall be entitled to receive and Simulscribe shall immediately pay to Ditech, as liquidated damages, [*].

15.          Loss of Service.  Section 8.3(a) and (b) (“Loss of Service”) of the Agreement shall be deleted in its entirety and replaced with the following:

a.             Simulscribe agrees to indemnify, defend and hold harmless Ditech in respect of any losses suffered by Ditech up to September 9, 2011, in the event that prior to September 9, 2011, [*].

b.             In the event that at any time up to March 31, 2013, Simulscribe intentionally harms Ditech’s ability to provide voice-to-text transcription services, which harm is not remedied

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within thirty (30) days of written notice thereof describing the harm in detail, Ditech shall be entitled to receive and Simulscribe shall immediately pay to Ditech, as liquidated damages, [*].  The parties understand that Ditech will invest significant resources in building its business related to the exclusive use of the Services and ability to offer the Subcontract Services, which the parties anticipate will result in significant future revenue streams to Ditech, which if lost would result not only in lost revenue but also in the loss of the value of Ditech’s investment in the business.  Accordingly, the parties acknowledge that it is impractical and extremely difficult to determine the actual damages or lost revenues that may result from Simulscribe intentionally harming Ditech’s ability to provide voice-to-text transcription services.  Accordingly, the amounts payable to Ditech as “liquidated damages” under this Section 8.3 are (y) liquidated damages, and not a penalty, and (z) reasonable and not disproportionate to the presumed damages to Ditech, including through a loss of profits.

16.          Effects of Termination.  Section 8.4 (“Effects of Termination”) of the Agreement is amended by inserting “, 8.3(a)” after “Section 8.2(b)” in the fourth line of such section.

17.          Indemnification by Simulscribe.  Section 10.1 (“Indemnification by Simulscribe”) of the Agreement is amended by inserting “or Ditech” in Section 10.1(ii) after “provided by Simulscribe”.

18.          Limitation on Liability.  Section 11 (“Limitation on Liability”) of the Agreement shall be deleted in its entirety and replaced with the following:

11.           LIMITATION OF LIABILITY

Notwithstanding anything to the contrary set forth in this Agreement, (a) the total liability of Simulscribe to Ditech under Sections [*] hereof in the aggregate shall not exceed [*], except to the extent that any such liability is due to the fraud or intentional misrepresentation of Simulscribe or infringement claims under Section 10.  Ditech’s total liability under this Agreement is limited to and shall not exceed [*].  Except for claims with respect to [*] or with respect to any matter set forth in [*], in no event will either party be liable for any consequential, indirect, exemplary, special, or incidental damages, including any lost data and lost profits, arising from or relating to this Agreement; provided, however, that Simulscribe shall not be liable for consequential, indirect, exemplary, special, or incidental damages, including any lost data and lost profits, arising from or relating to this Agreement for matters set forth in [*] in excess of [*], or for matters set forth in [*] in excess of [*].

19.          Effect of Change of Control.  The reference to the “exclusive use of the Services” in the seventh line of Section 12.2(a) (“Effect”) of the Agreement shall be deleted in and replaced with a reference to “exclusive right to resell the Services and the exclusive right to provide the Ditech Services, including the Subcontract Services.”

20.          Effect of Amendment.  Except with respect to the matters set forth in Section 10 of this Amendment, which shall be effective as of the Effective Date, the provisions of the Agreement in existence prior to the Amendment Effective Date shall govern the contractual relationship of the Parties prior to the Amendment Effective Date, and the provisions of the Agreement as amended by this Amendment shall govern the contractual relationship of the Parties subsequent to the Amendment Effective Date.

21.          Provisions of Note.  The provisions of the promissory notes issued pursuant to Section 3.1 of the Agreement referencing provisions of the Agreement therein, shall be deemed to reference the provisions of the Agreement, as amended by this Amendment, from and after the Amendment Effective Date, except that the application of the third sentence of section 1 of the promissory notes solely with

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respect to an event occurring referenced in Section 8.3(b) which does not also constitute an event referenced in Section 8.2(b) or Section 12.2 shall apply only with respect to the Section 8.3(b) Amount of the principal amount of the promissory notes.

22.          General. Nothing in this Amendment or the Agreement shall limit or restrict Ditech from offering, selling, or providing the Ditech Service or any product or service that is similar to or that competes with the Service or any product of Simulscribe.  As of the Amendment Effective Date, all references to the “Agreement” means the Agreement as amended by this Amendment.  Except as expressly stated in this Amendment, the Agreement continues unchanged and in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which counterparts together shall constitute one and the same instrument.  The address for notice to Simulscribe is changed to Simulscribe LLC, c/o Wachtel & Masyer LLP, 885 Second Avenue, New York, New York 10017.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed by their duly authorized representatives on the date set forth below.

Ditech Networks, Inc.		Simulscribe LLC

By:	/s/ Todd Simpson	By:	/s/ William Wachtel

Name:	Todd Simpson	Name:	William Wachtel

Title:	CEO	Title:	Manager

Date:	4/29/10	Date:	4-29-10